Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2026, relating to the financial statements of Vida Global Inc. as of and for the years ended December 31, 2025 and 2024 appearing in the Registration Statement No. 333-294868 on Form S-1, as amended.

/s/ Wipfli LLP

Radnor, Pennsylvania

May 20, 2026